Exhibit 10.1

August 26, 2007

To:	Atmel Corporation
2325 Orchard Parkway
San Jose, California 95131
Attention: Treasurer
Telephone: (408) 441-0311

From:	[Bank Name]
[Bank Address]
[Bank Address]

Re:	Collared Accelerated Share Repurchase Transaction (Transaction Reference Number: ___)
     Ladies and Gentlemen:
     The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Bank Name] (“Dealer”) and Atmel Corporation (“Counterparty”). Additional terms of the Transaction will be set forth in a Supplemental Confirmation in the form set forth in Annex A hereto (the “Supplemental Confirmation”). This Confirmation constitutes, and upon execution of the Supplemental Confirmation, this Confirmation together with the Supplemental Confirmation shall constitute, a “Confirmation” as referred to in the ISDA Master Agreement specified below.
     1. This Confirmation and the Supplemental Confirmation are subject to, and incorporate, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In addition, in the event of any inconsistency between this Confirmation and the Supplemental Confirmation, the Supplemental Confirmation shall govern.
     This Confirmation, together with the Supplemental Confirmation, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation and the Supplemental Confirmation relate. This Confirmation and the Supplemental Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement. “Other ASR Transaction” shall mean the collared accelerated share repurchase transaction with the Transaction Reference Number ___of even date herewith between the Counterparty and [Bank Name].
     All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation and the Supplemental Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation or the Supplemental Confirmation and either the Definitions or the Agreement, this Confirmation or the Supplemental Confirmation, as the case may be, shall govern.
     2. The Transaction constitutes a Share Forward Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation and the Supplemental Confirmation relate are as follows:

     3. General Terms:

Trade Date:	A Relevant Day occurring on or prior to the Final Hedging Date, as set forth in the Supplemental Confirmation; provided that if any Relevant Day occurring during the period from, and including, the first Relevant Day immediately following the date hereof to, and including, the Final Hedging Date (such date subject to postponement pursuant to this proviso but in any event no later than the Extended Final Hedging Date) is a Disrupted Day, the Calculation Agent may postpone the Final Hedging Date by one Relevant Day for each such Disrupted Day.

On or prior to the Exchange Business Day immediately following the Trade Date, Dealer shall provide written notice to Counterparty in the form of the Supplemental Confirmation in the form set forth in Annex A hereto, of the Trade Date, the Number of Shares, the Initial Price, the Forward Floor Price, the Forward Cap Price and the Initial Repurchase Amount. Upon receipt of the Supplemental Confirmation, Counterparty shall promptly execute and return the Supplemental Confirmation to Dealer; provided that Counterparty’s failure to so execute and return the Supplemental Confirmation shall not affect the binding nature of the Supplemental Confirmation, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of the Supplemental Confirmation.

Final Hedging Date:	As set forth in the Supplemental Confirmation.

Extended Final Hedging Date:	As set forth in the Supplemental Confirmation.

Effective Date:	One Settlement Cycle immediately following the Trade Date.

Seller:	Dealer

Buyer:	Counterparty

Shares:	The common stock of Counterparty, par value USD0.001 per share (Ticker Symbol:
“ATML”).

Number of Shares:	A number of Shares equal to the Prepayment Amount divided by the Forward Floor Price, as set forth in the Supplemental Confirmation.

Prepayment:	Applicable. Dealer and Counterparty hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement (calculated as if the Transaction being terminated on such Early Termination Date was the sole Transaction under the Agreement) or (b) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero. Under no circumstances shall Counterparty be required to pay any amount in addition to the Prepayment Amount under the Transaction. For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of this Confirmation.

Variable Obligation:	Applicable, subject to the provisions set forth under Number of Shares to be Delivered below.

Prepayment Amount:	USD125,000,000

Prepayment Date:	The third Currency Business Day immediately following the date hereof.

Forward Floor Price:	As set forth in the Supplemental Confirmation.

Forward Cap Price:	As set forth in the Supplemental Confirmation.

Initial Price:	An amount in USD equal to the arithmetic average of the VWAP Prices on each Relevant Day from, and including, the first Relevant Day immediately following the date hereof to, and including, the Trade Date, as set forth in the Supplemental Confirmation. Averaging Date Disruption shall apply as set forth in Section 8(b) of this Confirmation as if such Relevant Days were Averaging Dates.

VWAP Price:	For any Relevant Day, the Rule 10b-18 dollar volume weighted average price per Share on the Exchange for such Relevant Day based on transactions executed during such Relevant Day, as reported on Bloomberg Page “ATML.Q <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such Relevant Day for any reason, as reasonably determined by the Calculation Agent.

Exchange:	NASDAQ Global Select Market

Related Exchange:	All exchanges located in the United States on which the equity securities or equity-linked securities of Counterparty are traded.

Relevant Day:	Each day listed on Annex B and every second Scheduled Trading Day after the last day so listed.

Valuation Terms:

Averaging Dates:	Each of the Relevant Days from and including the first Relevant Day immediately following the Final Hedging Date to and including the Maximum Maturity Date; provided that, Dealer may designate any Relevant Day on or after the Minimum Maturity Date, but prior to the Maximum Maturity Date, as the last Averaging Date. Dealer shall notify Counterparty of any designation made pursuant to this provision prior to 5:00 P.M. (New York time) on the Relevant Day immediately following such designated Relevant Day.

Maximum Maturity Date:	As set forth in the Supplemental Confirmation.

Minimum Maturity Date: As	set forth in the Supplemental Confirmation.

Relevant Price:	For any Relevant Day, the VWAP Price for such Relevant Day minus the Spread.

Spread:	As set forth in the Supplemental Confirmation.

Market Disruption Event:	Subject in all respects to Section 8(b) hereof, Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.
Settlement Terms:

Initial Repurchase:	On the Effective Date, Dealer shall deliver to Counterparty a number of Shares equal to the Initial Repurchase Amount.

Initial Repurchase Amount:	A number of Shares equal to the Prepayment Amount, divided by the Forward Cap Price, as set forth in the Supplemental Confirmation.

Physical Settlement:	Applicable

Settlement Date:	The date one Settlement Cycle immediately following the last Averaging Date.

Number of Shares to be Delivered:	The Number of Shares to be Delivered determined pursuant to Section 9.5(c) of the Equity Definitions minus the Initial Repurchase Amount; provided, however, that if the Settlement Price is greater than the Forward Cap Price, the Number of Shares to be Delivered shall equal zero.

Settlement Price:	The arithmetic average of the Relevant Prices for all Averaging Dates.

Amendment to Equity Definitions:	The Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of the Shares.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Share Adjustments:

Potential Adjustment Events:	As set forth in Section 11.2(e) of the Equity Definitions, other than (i) any Extraordinary Dividend and (ii) any repurchase of Shares pursuant to the Transaction or the Other ASR Transaction. In addition, the occurrence of a Disrupted Day on a day that is or otherwise would have been an Averaging Date shall be a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment; provided that in respect of the occurrence of any Disrupted Day on a day that is or otherwise would have been an Averaging Date, references to the “diluting or concentrative effect on the theoretical value of the relevant Shares” in Section 11.2(c) of the Equity Definitions shall be deemed deleted and the Calculation Agent shall make adjustments to any variable relevant to the exercise, settlement, payment or other terms of the Transaction as the Calculation Agent determines appropriate to account for the effect of the Disrupted Day on the theoretical value of the Transaction.

Extraordinary Dividend:	Any dividend or distribution, other than a dividend or distribution of the type described in Section 11.2(e)(i), Section 11.2(e)(ii)(A) or Section 11.2(e)(ii)(B) of the Equity Definitions, that has an ex-dividend date occurring on or after the date hereof and on or prior to the last Averaging Date.
Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors)”.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination).

(c) Share-for-Combined:	Component Adjustment

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed or re-traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed or re-traded on any such exchange, such exchange shall thereafter be deemed to be the Exchange.
Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (iii) deleting clause (Y) in its entirety.

(b) Failure to Deliver	Not Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable; provided that Section 12.9(a)(v) of the Equity Definitions is hereby amended by adding the phrase “for five or more such successive Exchange Days” immediately following the word “efforts” in the second line thereof.

(e) Increased Cost of Hedging:	Not Applicable

(f) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	2.00%

(g) Increased Cost of Stock Borrow:	Applicable; provided that the words “, (B) pay the Hedging Party an amount determined by the Calculation Agent that corresponds to the Price Adjustment or (C) terminate the Transaction as of that second Scheduled Trading Day” in Section 12.9(b)(v) of the Equity Definitions shall be replaced in their entirety by the words “or (B) terminate the Transaction as of that second Scheduled Trading Day.”

Initial Stock Loan Rate:	0.25%

Hedging Party:	Dealer for all applicable Additional Disruption Events

Determining Party:	Dealer

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

4. Calculation Agent:	Dealer; provided that all determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon a prior written request by Counterparty, the Calculation Agent will provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such a prior written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; provided further that no transferee of the Transaction in accordance with the terms of this Confirmation shall act as Calculation Agent with respect to the Transaction without the prior consent of Counterparty, such consent not to be unreasonably withheld.

5. Account Details:

Dealer Payment Instructions:

To be provided by Dealer.

Counterparty Payment Instructions:

To be provided by Counterparty.

     5. Offices:
          The Office of Dealer for the Transaction is:
[Bank Name]
[Bank Address]
[Bank Address]
          The Office of Counterparty for the Transaction is:
Atmel Corporation
2325 Orchard Parkway
San Jose, California 95131
     6. Notices: For purposes of this Confirmation:
     (a)         Address for notices or communications to Counterparty:

To:	Atmel Corporation
2325 Orchard Parkway
San Jose, California 95131

Attention:	Treasurer
Telephone:	(408) 441-0311
     (b)         Address for notices or communications to Dealer:

To:	[Bank Name]
[Bank Address]
[Bank Address]

	Attention:	[ ]
	Telephone:	[ ]
	Facsimile:	[ ]

With a copy to:	[Bank Name]
[Bank Address]
[Bank Address]

	Attention:	[ ]
	Telephone:	[ ]
	Facsimile:	[ ]
     7. Representations, Warranties and Agreements:
     (a) In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:
     (i) On the date hereof, (A) the Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (ii) Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
     (iii) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.
     (iv) Counterparty is not, as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (v) On any Relevant Day during the period beginning on, and including, the date hereof and ending on, and including, the earlier of (x) the Maximum Maturity Date and (y) the date twenty Relevant Days following the date all payments or deliveries hereunder have been made, Counterparty shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) not to, directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer; provided, however, that notwithstanding the foregoing, nothing in this Confirmation or the Supplemental Confirmation shall prohibit Counterparty from making any purchases specifically contemplated by the issuer tender offer proposed to be conducted by Counterparty for certain of its employee stock options, as described in the Schedule TO filed by Counterparty with the Securities and Exchange Commission on August 1, 2007.
     (vi) Prior to the date hereof, Counterparty shall deliver to Dealer resolutions of Counterparty’s board of directors and an authorized committee thereof authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.
     (vii) On each of the date hereof, the Trade Date and the Prepayment Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase Shares hereunder in compliance with Section 160 of Delaware General Corporation Law.
     (viii) During the period beginning on, and including, the date hereof and ending on, and including, the earlier of (x) the Maximum Maturity Date and (y) the date twenty Relevant Days following the date all payments or deliveries hereunder have been made, the Shares shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act.
     (ix) Counterparty shall not, at any time during the period beginning on, and including, the date hereof and ending on, and including, the earlier of (x) the Maximum Maturity Date and (y) the date twenty Relevant Days following the date all payments or deliveries hereunder have been made, communicate, directly or indirectly, any material nonpublic information concerning itself or the Shares or purchases of Shares by Dealer (or its agent or affiliate) to any employee of Dealer (or any affiliate of Dealer) other than Relevant Dealer

Personnel (as defined below). “Relevant Dealer Personnel” means any employee of Dealer specified in Annex C.
     (x) The parties intend for this Confirmation, together with the Supplemental Confirmation, to constitute a binding contract for the purchase of Shares by Counterparty within the meaning of Rule 10b5-1(c)(1)(i)(A)(1) under the Exchange Act. This Confirmation, together with the Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Counterparty shall take no action that results in this Confirmation, together with the Supplemental Confirmation, not so complying with such requirements. Furthermore:
     (A) Counterparty acknowledges and agrees that (x) any purchases or sales made by Dealer in respect of the Transaction shall be made at Dealer’s sole discretion and for Dealer’s own account and (y) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to make such purchases or sales, including, without limitation, the price paid or received per Share pursuant to such purchases or sales or whether such purchases or sales are made on any securities exchange or privately.
     (B) Counterparty acknowledges and agrees that it is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act (“Rule 10b-5”). Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares.
     (C) Counterparty hereby agrees and acknowledges that it shall not, at any time during the period from, and including, the date hereof to, and including, the last Averaging Date, enter into or alter any corresponding or hedging transaction or position with respect to the Shares other than the Other ASR Transaction (including, without limitation, with respect to any securities convertible or exchangeable into the Shares) and agrees not to alter or deviate from the terms of this Confirmation.
     (xi) Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement a certificate indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target stockholders. Counterparty acknowledges that any such public announcement may cause Dealer to elect to treat one or more Averaging Dates as Disrupted Days pursuant to paragraph 8(b) below. Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in subclause (x) immediately above.

     (xii) Counterparty shall not declare or pay an Extraordinary Dividend, and, notwithstanding the provisions of Section 5(a)(ii)(1) of the Agreement, in the event of a failure by Counterparty to comply with the covenant set forth in this clause (xii), there shall be no grace period for remedy of such failure.
     (xiii) Counterparty acknowledges that:
     (A) during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish or adjust its hedge position with respect to the Transaction;
     (B) Dealer and its affiliates may also be active in the market for the Shares other than in connection with hedging activities in relation to the Transaction;
     (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Initial Price, the Settlement Price and the VWAP Price;
     (D) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Initial Price, the Settlement Price and VWAP Price, each in a manner that may be adverse to Counterparty; and
     (E) the Transaction is a transaction in which it has granted Dealer an option; Dealer may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the Transaction.
     (xiv) Without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including FASB Statements 128, 133 as amended, or 149, 150, EITF 00-19, EITF 01-6, EITF 03-6 or EITF 07-E (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project.
     (b) Each of Dealer and Counterparty represents to the other that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.
     (c) Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.
     (d) Each of Dealer and Counterparty agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and/or “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a

“settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.
     (e) Counterparty shall, on or prior to the date hereof, notify Dealer in writing of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in clause (b)(4) of Rule 10b-18 by Party B or any of its affiliates during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each as defined in Rule 10b-18).
     8. Other Provisions:
     (a) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If, subject to Section 8(h) below, Dealer shall owe Counterparty any amount pursuant to Section 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, that resulted from an event or events within Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 12:00 P.M., New York City time, on the relevant Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:	Applicable and means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of a Merger Event, a Tender Offer, an Insolvency or a Nationalization, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, Tender Offer, Insolvency or Nationalization. If such Merger Event, Tender Offer, Insolvency or Nationalization involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” were applicable, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of any Share Termination Delivery Units (or any part thereof).
     (b) Averaging Date Disruption. If on any Averaging Date Dealer determines that (i) its or its affiliates’ market activities in connection with the Transaction may raise material risks under applicable securities laws or (ii) a Hedging Disruption has occurred, Dealer may, in its discretion, elect to treat such Averaging Date as a Disrupted Day in whole or in part as appropriate with regard to such relevant securities laws or Hedging Disruption, as the case may be, and Dealer shall so notify Counterparty. Notwithstanding anything to the contrary herein, in the Supplemental Confirmation or in the Equity Definitions, to the extent that a Averaging Date is a Disrupted Day, the Calculation Agent may postpone the Maximum Maturity Date. In addition, if any Averaging Date is a Disrupted Day, the Calculation Agent shall determine whether (i) such Averaging Date is a Disrupted Day in whole, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Relevant Price or the Settlement Price or (ii) such Averaging Date is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on the Rule 10b-18 dollar volume weighted average price per Share on the Exchange for such Averaging Date based on transactions executed before the relevant Market Disruption Event (if any) occurred and/or after the relevant Market Disruption Event (if any) ended, and the Relevant Price and Settlement Price shall be determined by the Calculation Agent using an appropriately weighted average of the VWAP Prices for all Averaging Dates instead of an arithmetic average.
     (c) Share Deliveries. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one times on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number thereof required to be delivered on such Original Delivery Date.
     (d) Equity Rights and Collateral. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty hereinunder or pursuant to any other agreement.

     (e) Transfer and Assignment. Counterparty shall not transfer or assign its rights or obligations hereunder and under the Agreement without the prior written consent of Dealer. Dealer may transfer or assign without Counterparty’s consent its rights and obligations hereunder and under the Agreement, in whole or in part, to (i) any of its affiliates or (ii) any third party, in the case of clause (ii), with a rating for its long term, unsecured and unsubordinated indebtedness of AA or better by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or Aa2 or better by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute agency rating mutually agreed by Counterparty and Dealer.
     (f) Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
     (g) Designation by Dealer. Notwithstanding any other provision in this Confirmation or the Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.
     (h) Netting and Set-off. (i) If on any date cash would otherwise be payable or Shares or other property would otherwise be deliverable hereunder or pursuant to the Agreement and cash would otherwise be payable or Shares or other property would otherwise be deliverable hereunder or pursuant to the Agreement and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party’s obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation of the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
     (ii) In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Date, Dealer shall have the right to terminate, liquidate and otherwise close out the Transaction and to set off any obligation or right that Dealer or any affiliate of Dealer may have to or against Counterparty hereunder or under the Agreement against any right or obligation Dealer or any of its affiliates may have against or to Counterparty hereunder or under the Agreement, including without limitation any right to receive a payment or delivery pursuant to any provision of the Agreement or hereunder. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at Counterparty’s option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or any right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time, as determined by the Calculation Agent. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

     (iii) Notwithstanding any provision of the Agreement (including without limitation Section 6(f) thereof), this Confirmation and the Supplemental Confirmation (including without limitation this Section 8(h)) or any other agreement between the parties to the contrary, (A) Counterparty shall not net or set off its obligations under the Transaction against its rights against Dealer under any other transaction or instrument; (B) Dealer may net and set off any rights of Dealer against Counterparty arising under the Transaction only against obligations of Dealer to Counterparty arising hereunder, under the Supplemental Confirmation or under the Agreement if the Agreement, this Confirmation and the Supplemental Confirmation do not convey rights to Dealer senior to the claims of common stockholders in the event of Counterparty’s bankruptcy; and (C) in the event of Counterparty’s bankruptcy, Dealer waives any and all rights it may have to set-off in respect of the Transaction, whether arising under agreement, applicable law or otherwise. Dealer will give notice to Counterparty of any netting or set off effected under this provision.
     (i) Opinion. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the date hereof and reasonably acceptable to Dealer in form and substance, with respect to the due incorporation, existence and good standing of the Counterparty in Delaware, its qualification as a foreign corporation and good standing in California, the due authorization, execution and delivery of the Confirmation, and the absence of conflict of the execution and delivery of the Confirmation with any material agreement required filed as any exhibit to the Company’s Annual Report on Form 10-K and the Counterparty’s charter documents.
     (j) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES OR COUNTERPARTY OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     (k) Governing Law. THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
     (l) Binding Contract. (i) This Confirmation, and upon execution of the Supplemental Confirmation, this Confirmation together with the Supplemental Confirmation, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (ii) the Supplemental Confirmation constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iii) this Confirmation constitutes a prior “written contract” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, and upon execution of the Supplemental Confirmation, this Confirmation together with the Supplemental Confirmation. The parties hereto further agree and acknowledge that this Confirmation, and upon execution of the Supplemental Confirmation, this Confirmation together with the Supplemental Confirmation, constitutes a contract “for the sale or purchase of a security,” as set forth in Section 8-113 of the Uniform Commercial Code of New York.
     (m) Dealer Purchases of Shares. The Dealer shall use its good faith efforts to make all purchases of Shares pursuant to this Confirmation prior to the Trade Date in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases.

     (n) Right to Transfer. The Dealer will, on the Effective Date and the Settlement Date, have the free and unqualified right to transfer the Initial Repurchase Amount and the Number of Shares to be Delivered, as the case may be, free and clear of any security interest, mortgage, lien, charge, claim, equity or encumbrance of any kind.

     Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [Insert Relevant Dealer Information].

Yours faithfully,

[BANK NAME]

By:
Name:
Title:

Agreed and accepted by:

ATMEL CORPORATION

By:
Name:
Title:

ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION
in respect of the
CONFIRMATION
of the
TRANSACTION
between
[BANK NAME]
and
ATMEL CORPORATION
(Dealer Reference Number:           )
     This Supplemental Confirmation (this “Supplemental Confirmation”) supplements, forms part of and is subject to, the above-referenced Confirmation dated as of August 26, 2007 (the “Confirmation”) between [Bank Name] and Atmel Corporation and the Agreement referred to therein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation.
The additional terms of the Transaction are as follows:

Trade Date:	, 2007

Number of Shares:	[Insert the Maximum Number of Shares]

Initial Price:	USD

Forward Floor Price:	USD , which amount is equal to 95.5% of the Initial Price.

Forward Cap Price:	USD , which amount is equal to 110% of the Initial Price.

Initial Repurchase Amount:	[Insert the Minimum Number of Shares]

Maximum Maturity Date:	, 200

Minimum Maturity Date:	, 200

Final Hedging Date:	, 2007

Extended Final Hedging Date:	, 2007

Spread:	USD

A - 1

Confirmed and Acknowledged as of the date first above written:

[BANK NAME]

By:
Name:
Title:

ATMEL CORPORATION

By:
Name:
Title:

A - 2

ANNEX B
[TO BE COMPLETED]

B - 1

ANNEX C
[TO BE COMPLETED]

C - 1